Exhibit 99.1

Nautilus, Inc. Expands Board of Directors

VANCOUVER, Wash., July 6, 2010 — Fitness company Nautilus, Inc. (NYSE:NLS) today announced M. Carl Johnson, III has been elected to its Board of Directors.

“We are very pleased to have Carl join the Nautilus Inc., Board of Directors,” stated Edward Bramson, Chairman and Chief Executive Officer of Nautilus, Inc., “His strong background in corporate expansion strategy and marketing will provide additional expertise as we leverage our restructured platform in the retail and direct channels with current and expanding product lines.”

Mr. Johnson joined Campbell Soup Company in April 2001, as Senior Vice President and Chief Strategy Officer. He has direct responsibility for corporate strategy, research & development, quality, corporate marketing services, licensing, and e-Business.

Mr. Johnson joined Campbell from Kraft Foods, where he ran three successively larger business divisions. He joined Kraft in 1992 as Vice President, Strategy, for Kraft Foods, USA. In 1993, he became Executive Vice President, Kraft USA and General Manager of Kraft’s Specialty Products Division. In 1995, he was made Executive Vice President of Kraft Foods, N.A., General Manager of the Meals Division and member of the Kraft Foods N.A. Operating Committee. In 1997, Mr. Johnson was named President of the $2.5 billion New Meals Division where he led the division’s three-year transformation; restoring sales and earnings momentum and achieving record-high operating income growth.

Mr. Johnson earned his B.A. degree in government and economics from Wesleyan University, and his M.B.A. degree from the University of Chicago.

“I look forward to working with Nautilus’ experienced board,” said Mr. Johnson. “The Company’s premium fitness brands in both retail and direct channels are well positioned to offer long-term growth opportunities by helping people achieve a fit and healthy lifestyle.”

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a global fitness products company providing innovative, quality solutions to help people achieve a healthy lifestyle. With a brand portfolio including Nautilus®, Bowflex®, Schwinn® Fitness, and Universal®, Nautilus markets innovative fitness products through direct and retail channels. Website: www.nautilusinc.com

Safe Harbor Statement:

This press release includes forward-looking statements, including statements concerning future growth opportunities and anticipated or possible improvements in results of operations. Factors that could cause Nautilus, Inc. actual results to differ materially from these forward-looking statements include availability and price of media time consistent with our cost and audience profile standards, our ability to successfully divest the remainder of our commercial business, our ability to generate sufficient positive cash flows or raise any necessary debt or equity, our ability to continue to reduce operating costs, a further decline in consumer spending due to unfavorable economic conditions, a change in the availability of credit for our customers who finance their purchases, our ability to effectively develop, market and sell future products, our ability to get foreign-sourced product through customs in a timely manner, our ability to effectively identify, negotiate and integrate any future strategic transactions, our ability to protect our intellectual property, introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including our use of foreign manufacturers, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SOURCE: Nautilus, Inc.

For Nautilus, Inc.

Investor Relations

John Mills, 310-954-1100